Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-214739) of Navios Maritime Acquisition Corporation, and

(2)	Registration Statement (Form F-3 No. 333-170896) of Navios Maritime Acquisition Corporation

and in the related Prospectuses of our report dated April 19, 2019, with respect to the consolidated financial statements of Navios Maritime Midstream Partners L.P., included as an exhibit in this Annual Report (Form 20-F) for the year ended December 31, 2018.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 19, 2019